EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Press Contact and Investor Contact: Douglas W. McMinn 703/934-3655

KAISER GROUP HOLDINGS ANNOUNCES
EARLY PAYOFF OF PROMISSORY NOTE

FAIRFAX, VA October 6, 2005 - Kaiser Group Holdings, Inc. (Pink Sheets:  KGHI) announced that on October 5, 2005, ICF Consulting Group, Inc. paid in full, plus accrued interest,  the $6,441,959.59 eight and a half percent (8.5%) promissory note which was due on June 25, 2006.

This release contains, and Kaiser’s periodic filings with the Securities and Exchange Commission and written or oral statements made by Kaiser’s officers and directors to press, potential investors, securities analysts and others, may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee” or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as Kaiser’s intent, belief, or expectation with respect to financial performance, claims resolution, cash availability, stock redemption plans, contract awards and performance, potential acquisitions and joint ventures, and cost-cutting measures are forward-looking statements.  These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause Kaiser’s actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, the forward-looking events might or might not occur.